Exhibit 10.2
EXECUTION COPY
COMMON STOCK VOTING AGREEMENT
          COMMON STOCK VOTING AGREEMENT, dated as of January 24, 2010 (this “Agreement”), by and among Critical Homecare Solutions Holdings, Inc., a Delaware corporation (“CHS”), Kohlberg Investors V, L.P. (“Stockholders’ Representative”), Richard H. Friedman, Barry A. Posner, Richard M. Smith and Stanley G. Rosenbaum (each a “Principal Stockholder” and collectively, the “Principal Stockholders”).
          WHEREAS, BioScrip, Inc., a Delaware corporation (the “Company”), CHS, Stockholders’ Representative, the Principal Stockholders, and Camelot Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time in accordance with its terms, the “Merger Agreement”), which provides for the merger of CHS with and into Merger Sub with Merger Sub surviving as the Surviving Corporation (the “Merger”);
          WHEREAS, as of the date hereof, each of the Principal Stockholders is the holder of the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company set forth opposite such Principal Stockholder’s name on Schedule 3.3(a) hereto (the shares of Common Stock held by such Principal Stockholder are referred to herein as the “Owned Common Stock”); and
          WHEREAS, as a condition to the willingness of CHS and Stockholders’ Representative to enter into the Merger Agreement, CHS and Stockholders’ Representative have requested that the Principal Stockholders agree, and each of the Principal Stockholders has agreed, to enter into this Agreement with respect to all of the Common Stock now owned and which may hereafter be acquired (whether by means of an exercise of a Common Stock Equivalent, purchase, dividend, distribution or in any other way) by each such Principal Stockholder (collectively, the “Shares”).
          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I
DEFINITIONS
          Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement as in effect on the date hereof.

ARTICLE II
AGREEMENT OF PRINCIPAL STOCKHOLDER TO VOTE
          Section 2.1 Agreement to Vote. Each of the Principal Stockholders (severally and not jointly) hereby agrees:
               (a) that at any time that the Company conducts a meeting of, or otherwise seeks a vote or consent of, the holders of Common Stock for the purpose of approving and adopting the Merger, the other transactions contemplated by the Merger Agreement and the actions required in furtherance thereof, such Principal Stockholder shall vote, or provide a consent with respect to, his Shares (x) in favor of the Merger, the other transactions contemplated by the Merger Agreement and the actions required in furtherance thereof and (y) against any action or agreement that would compete with, impede, delay or interfere with the approval of the Merger and the other transactions contemplated by the Merger Agreement; and
               (b) that at the first annual meeting of the holders of Common Stock following the Closing (as defined in the Merger Agreement) for the purpose of the election of directors to the Board of Directors of the Company, such Principal Stockholder shall vote his Shares in favor of each of the two individuals designated by Kohlberg Management V, L.L.C. pursuant to the terms of the New Parent Stockholders Agreement (as defined in the Merger Agreement).
          Section 2.2 Fiduciary Duties. Notwithstanding anything to the contrary in this Agreement, in the case of any Principal Stockholder who is a director of the Company, the agreements of such Stockholder contained in this Agreement shall not govern, limit or restrict such Principal Stockholder’s ability to exercise his or her fiduciary duties to the stockholders of the Company under applicable laws in his or her capacity as a director of the Company.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF EACH PRINCIPAL STOCKHOLDER
          Each Principal Stockholder hereby represents and warrants, severally and not jointly or jointly and severally, to CHS and Stockholders’ Representative as follows:
          Section 3.1 Authority Relative to This Agreement. Such Principal Stockholder has all necessary capacity, power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Principal Stockholder and the consummation by such Principal Stockholder of the transactions contemplated hereby has been duly and validly authorized by such Principal Stockholder, and no other proceedings on the part of such Principal Stockholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Principal Stockholder and, assuming the due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms.
          Section 3.2 No Conflict.
          (a) The execution and delivery of this Agreement by such Principal Stockholder does not, and the performance of this Agreement by such Principal Stockholder shall not, (i) conflict with or violate the organizational documents of such Principal Stockholder, if applicable, (ii) conflict with or violate any Laws applicable to such Principal Stockholder or by which his Owned Common Stock are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of his Owned Common Stock pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Principal Stockholder is a party or by which such Principal Stockholder or his Owned Common Stock are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Principal Stockholder of his obligations under this Agreement.
          (b) The execution and delivery of this Agreement by such Principal Stockholder does not, and the performance of this Agreement by such Principal Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party, court or arbitrator or any Governmental Authority except (i) for applicable requirements, if any, of the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Principal Stockholder of his obligations under this Agreement.
          Section 3.3 Title to the Owned Common Stock.
          (a) As of the date hereof, such Principal Stockholder is the owner of the Owned Common Stock set forth opposite such Principal Stockholder’s name on Schedule 3.3(a) hereto. Except for the Common Stock Equivalents (hereinafter defined) held by such Principal Stockholder, such Owned Common Stock is all of the Common Stock owned, either of record or beneficially, whether held directly or indirectly, by such Principal Stockholder.
          (b) All rights or interests exercisable for or convertible into Common Stock that are owned, either of record or beneficially, by such Principal Stockholder are set forth on Schedule 3.3(b) hereto (“Common Stock Equivalents”).
          (c) The Owned Common Stock held by such Principal Stockholder is owned free and clear of all Encumbrances, rights of first refusal, agreements or limitations on such Principal Stockholder’s voting rights, charges and other encumbrances of any nature whatsoever. Such Principal Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to his Owned Common Stock.
          Section 3.4 No Finder’s Fee. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Principal Stockholder.
          Section 3.5 Reliance by CHS and Stockholders’ Representative. Such Principal Stockholder understands and acknowledges that the CHS and Stockholders’ Representative are entering into the Merger Agreement in reliance upon such Principal Stockholder’s execution and delivery of this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF CHS AND STOCKHOLDERS’ REPRESENTATIVE
          CHS and Stockholders’ Representative hereby represent and warrant as to itself, severally and not jointly, to each Principal Stockholder as follows:
          Section 4.1 Authority Relative to This Agreement. CHS and Stockholders’ Representative each have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CHS and Stockholders’ Representative and the consummation by CHS and Stockholders’ Representative of the transactions contemplated hereby have been duly and validly authorized by each of CHS and Stockholders’ Representative, and no other proceedings on the part of CHS or Stockholders’ Representative are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by each of CHS and Stockholders’ Representative and, assuming the due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of each of CHS and Stockholders’ Representative, enforceable against each in accordance with its terms.
          Section 4.2 No Conflict.
          (a) The execution and delivery of this Agreement by CHS and Stockholders’ Representative does not, and the performance of this Agreement by CHS and Stockholders’ Representative shall not, (i) conflict with or violate the organizational documents of CHS or Stockholders’ Representative, (ii) conflict with, violate or require any consent or notice under any Laws applicable to CHS or Stockholders’ Representative or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CHS or Stockholders’ Representative is a party or by which CHS or Stockholders’ Representative is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by CHS or Stockholders’ Representative of its obligations under this Agreement.
          (b) The execution and delivery of this Agreement by CHS and Stockholders’ Representative does not, and the performance of this Agreement by CHS and Stockholders’ Representative shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any Governmental Authority except (i) for necessary consents and filings under the HSR Act or set forth on Schedule 6.6 of the Merger Agreement and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by CHS or Stockholders’ Representative of its obligations under this Agreement.
ARTICLE V
COVENANTS OF THE PRINCIPAL STOCKHOLDERS
          Section 5.1 No Inconsistent Agreements. Each Principal Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, such Principal Stockholder shall not enter into any agreement or grant a proxy or power of attorney with respect to its Shares which is inconsistent with this Agreement.
          Section 5.2 No Encumbrances. Each Principal Stockholder hereby covenants and agrees that such Principal Stockholder shall not by any action or omission cause any Encumbrances, rights of first refusal, agreements or limitations on such Principal Stockholder’s Shares or voting rights with respect to his Shares.
          Section 5.3 No Transfer. Each Principal Stockholder hereby agrees that he or it shall not, directly or indirectly, so long as this Agreement is in effect, offer for sale, sell, transfer, give, assign or otherwise dispose of (each, a “Transfer”), or agree to Transfer, any Shares (except to Transfer his Shares to another Principal Stockholder or to a Person that agrees to be bound by the provisions of this Agreement with respect to the transferred Shares (such agreement to be evidenced by a written agreement in form and substance reasonably acceptable to CHS and Stockholders’ Representative)). Such Principal Stockholder agrees to promptly provide the Company with the certificates (if such Shares are certificated) representing all of his Shares in order for the Company to imprint the following legend on such certificates:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF JANUARY 24, 2010, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF THE VOTING AGREEMENT MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON THE WRITTEN REQUEST OF THE HOLDER HEREOF.

          Section 5.4 No Groups. Each Principal Stockholder agrees that he or it shall not, and shall cause each of his Affiliates not to, become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) with respect to any Shares or other voting securities of the Company for the purpose of opposing or competing with the transactions contemplated by the Merger Agreement.
          Section 5.5 No Public Statements. Each Principal Stockholder agrees that he or it shall not, and shall cause each of his Affiliates and Representatives (other than the Company and its Representatives) not to, issue any press releases or make any public statements with respect to this Agreement, the Merger Agreement or any of the transactions contemplated by the Merger Agreement without the prior written consent of CHS, Stockholders’ Representative and the Company.
          Section 5.6 Commercially Reasonable Efforts. Each Principal Stockholder shall promptly consult with the Company and use commercially reasonable efforts to provide any necessary information and material with respect to all filings made by such Principal Stockholder with any Governmental Authority in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.
ARTICLE VI
MISCELLANEOUS
          Section 6.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the completion of the first annual meeting of the holders of Common Stock following the Closing and (b) the termination of the Merger Agreement in accordance with its terms. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.
          Section 6.2 Non-Survival. The representations and warranties made herein shall terminate upon termination of this Agreement.
          Section 6.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement are not performed in accordance with the terms hereof, that money damages would not be sufficient for any breach of this Agreement and that the parties shall be entitled to specific performance of the terms hereof (without any requirement for the posting of a bond or other security), in addition to any other remedy at law or in equity.
          Section 6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
          Section 6.5 Entire Agreement. This Agreement constitutes the entire agreement among CHS, Stockholders’ Representative and the Principal Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among CHS, Stockholders’ Representative and the Principal Stockholders with respect to the subject matter hereof.
          Section 6.6 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person or entity who or which is not a party hereto, nor shall it confer upon any other Person any rights or remedies hereunder.
          Section 6.7 Waiver. Any waiver shall be valid only if set forth in writing signed by the parties hereto. Mere inaction or failure to exercise any right, remedy or option under this Agreement, or delay in exercising the same, will not operate as, nor shall be construed as, a waiver, and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.
          Section 6.8 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
          Section 6.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.
          Section 6.10 Governing Law. This Agreement and any claim or controversy hereunder (whether in contract or tort) shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.
          Section 6.11 Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in any state or federal court in the State of Delaware, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.16. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
          Section 6.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          Section 6.13 Rules of Construction. The parties to this Agreement agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Laws or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
          Section 6.14 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          Section 6.15 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (and which transfer shall not relieve such Principal Stockholder of his obligations hereunder in the event of a breach by its transferee).
          Section 6.16 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to the Principal Stockholders, to:
c/o BioScrip, Inc.
100 Clearbrook Road
Elmsford, NY 10523
Facsimile: (914) 460-1660
Attention: Barry A. Posner
with a copy to:
King and Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
Facsimile: (212) 556-2222
Attention: E. William Bates, II, Esq.

if to CHS, to:
Kohlberg Investors V, L.P.
c/o Kohlberg & Company
111 Radio Circle
Mount Kisco, New York 10549
Facsimile: (914) 241-1143
Attention: Gordon Woodward
with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attention: Angelo Bonvino, Esq.
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto given in accordance with this Section 6.16. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 6.16.
[Signature Page Follows]

     IN WITNESS WHEREOF, CHS, Stockholders’ Representative and each Principal Stockholder has caused this Agreement to be duly executed as of the date hereof.

CRITICAL HOMECARE SOLUTIONS HOLDINGS, INC.
By:	/s/ Bob Cucuel
	Name:	Bob Cucuel
	Title:	Pres & CEO

KOHLBERG INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon H. Woodward
	Name:	Gordon H. Woodward
	Title:	Authorized Representative
Signature Page — Common Stock Voting Agreement

THE PRINCIPAL STOCKHOLDERS:

RICHARD H. FRIEDMAN

/s/ Richard H. Friedman

BARRY A. POSNER

/s/ Barry A. Posner

RICHARD M. SMITH

/s/ Richard M. Smith

STANLEY G. ROSENBAUM

/s/ Stanley G. Rosenbaum

Signature Page — Common Stock Voting Agreement

Schedule 3.3(a)

Principal Stockholders	Owned Common Stock
Richard H. Friedman	1,016,079
Barry A. Posner	50,126
Richard M. Smith	120,000
Stanley G. Rosenbaum	184,757

Schedule 3.3(b)

Common Stock
Principal Stockholders	Equivalents
Richard H. Friedman	1,620,865
Barry A. Posner	468,012
Richard M. Smith	105,000
Stanley G. Rosenbaum	340,284